Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita HealthCare Partners Inc.

(310) 536-2585

DaVita HealthCare Partners Inc. 4th Quarter 2013 Results

Denver, Colorado, February 11, 2014 – DaVita HealthCare Partners Inc. (NYSE: DVA) today announced results for the quarter and year ended December 31, 2013. Income for the quarter ended December 31, 2013 and adjusted income for the year ended December 31, 2013 from continuing operations attributable to DaVita HealthCare Partners Inc. was $212.3 million and $817.6 million, or $0.99 per share and $3.81 per share, respectively. Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the year ended December 31, 2013 excluded a loss contingency reserve and a contingent earn-out obligation adjustment. Income from continuing operations attributable to DaVita HealthCare Partners Inc. for the year ended December 31, 2013 including these items was $620.2 million, or $2.89 per share.

Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the quarter and year ended December 31, 2012 was $173.8 million and $612.6 million, or $0.84 per share and $3.13 per share, respectively, excluding transaction expenses associated with the acquisition of HCP, debt refinancing charges and a legal settlement and related expenses. Income from continuing operations attributable to DaVita HealthCare Partners Inc. for the quarter and year ended December 31, 2012 including these items was $156.3 million and $536.2 million, or $0.76 per share and $2.74 per share, respectively.

Financial and operating highlights include:

•	Cash Flow: For year ended December 31, 2013, operating cash flow was $1.773 billion and free cash flow was $1.366 billion. Our operating cash flow for the year ended December 31, 2013 benefited from growth in earnings, primarily from a full year of operations of HCP and the timing of income tax payments. For the three months ended December 31, 2013, operating cash flow was $354 million and free cash flow was $205 million. For a definition of free cash flow see Note 4 to the reconciliations of non-GAAP measures.

•	Operating / Adjusted Operating Income: Operating income for the quarter ended December 31, 2013 and adjusted operating income for the year ended December 31, 2013 was $484 million and $1.898 billion, respectively. Adjusted operating income for the year ended December 31, 2013 excluded a loss contingency reserve, a contingent earn-out obligation adjustment and an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions. Operating income for the year ended December 31, 2013 including these items was $1.550 billion.

Operating income for the quarter ended December 31, 2013 included approximately $8.5 million of dialysis center level impairments and the write-off of certain other assets, primarily due to the 2014 and 2015 reductions in Medicare’s ESRD payment rates for drug utilization that was mandated by the American Taxpayer Relief Act, which led to a decrease in the assessment of the estimated fair value of certain dialysis centers.

Adjusted operating income for the quarter and year ended December 31, 2012 was $408 million and $1.414 billion, respectively, excluding transaction expenses associated with the acquisition of HCP and a legal settlement and related expenses. Operating income for the quarter and year ended December 31, 2012 including these items was $388 million and $1.297 billion, respectively.

•	Volume: Total U.S. dialysis treatments for the fourth quarter of 2013 were 6,106,166, or 76,711 treatments per day, representing a per day increase of 6.3% over the fourth quarter of 2012. Non-acquired treatment growth in the quarter was 4.7% over the fourth quarter of 2012. Normalized non-acquired treatment growth in the quarter was 5.2% over the fourth quarter of 2012.

The number of member months for which HCP provided capitated care during the fourth quarter of 2013 was approximately 2.3 million representing an increase of 8.1% as compared to the fourth quarter of 2012, inclusive of growth contributed from acquisitions. These calculations include data prior to our merger with HCP on November 1, 2012.

•	Effective Tax Rate: Our effective tax rate was 35.7% and 33.9% for the quarter and year ended December 31, 2013, respectively. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita HealthCare Partners Inc. was 39.0% and 38.0% for the quarter and year ended December 31, 2013, respectively. The adjusted effective tax rate attributable to DaVita HealthCare Partners Inc. for the year ended December 31, 2013, excluding a contingent earn-out obligation adjustment, a loss contingency reserve and an income tax adjustment related to the reduction in a tax asset associated with the HCP acquisition escrow provisions, was 39.4%.

We expect our 2014 effective tax rate attributable to DaVita HealthCare Partners Inc. to be in the range of 40.0% to 41.0%.

•	Loss Contingency Reserve: We have agreed to a framework for a global resolution with government officials for both the 2010 and the 2011 U.S. Attorney Physician Relationship Investigations. The final settlement remains subject to negotiation of specific terms and we anticipate it will be finalized in the coming months. The settlement will include the payment of approximately $389 million, an amount previously announced and reserved, entry into a corporate integrity agreement (which is standard in these types of settlements), the appointment of an independent compliance monitor, and the imposition of certain other business restrictions related to a subset of our joint venture arrangements. We have agreed to unwind a limited subset of joint ventures that were created through partial divestiture to nephrologists, and agreed not to enter into this type of partial divestiture joint venture with nephrologists in the future. Our updated guidance incorporates the estimated impact of the settlement.

•	Center Activity: As of December 31, 2013, we provided dialysis services to a total of approximately 168,000 patients at 2,147 outpatient dialysis centers, of which 2,074 centers are located in the United States and 73 centers are located in ten countries outside of the United States. During the fourth quarter of 2013, we acquired 5 dialysis centers and opened a total of 28 dialysis centers in the United States. We also acquired 8 dialysis centers outside of the United States.

Outlook

•	We are updating our consolidated operating income guidance for 2014 to now be in the range of $1.725 billion to $1.860 billion. Our previous consolidated operating income guidance for 2014 was in the range of $1.675 billion to $1.850 billion.

•	We are also updating our operating income guidance for our dialysis services and related ancillary businesses including our corporate level expenses, commonly referred to as Kidney Care, for 2014 to now be in the range of $1.475 billion to $1.550 billion. Our previous operating income guidance for Kidney Care for 2014 was in the range of $1.425 billion to $1.540 billion.

•	We also expect our operating income for HCP for 2014 to be in the range of $250 million to $310 million.

•	We expect our consolidated operating cash flow for 2014 to be in the range of $1.450 billion to $1.550 billion.

These projections and the underlying assumptions involve significant risks and uncertainties, including those described below and actual results may vary significantly from these current projections. Our consolidated operating cash flow amounts for 2014 exclude any potential payment of the loss contingency reserve.

We will be holding a conference call to discuss our results for the fourth quarter ended December 31, 2013 on February 11, 2014 at 5:00 p.m. Eastern Time. The dial in number for the U.S. is (800) 399-4406 and for international is (937) 528-2121. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to our guidance and expectations for our 2014 consolidated operating income, our 2014 dialysis services and related ancillary businesses operating income, HCP’s 2014 operating income, our 2014 operating cash flows and our 2014 effective tax rate attributable to DaVita HealthCare Partners Inc. Factors that could impact future results include the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2012, our quarterly report on Form 10-Q for the quarter ended September 30, 2013, our annual report on Form 10-K for the year ended December 31, 2013, our subsequent quarterly reports to be filed on Form 10-Q, or our current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include, but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•	the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, which may result in the loss of revenues or patients,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of health care reform legislation that was enacted in the United States in March 2010,

•	the impact of the Center for Medicare and Medicaid Services (CMS) 2014 Medicare Advantage benchmark structure,

•	the impact of the American Taxpayer Relief Act,

•	the impact of disruptions in federal government operations and funding,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	legal compliance risks, including our continued compliance with complex government regulations and current or potential investigations by various government entities and related government or private-party proceedings, including risks relating to the resolution of the 2010 and 2011 U.S. Attorney Physician Relationship Investigations such as restrictions on our business and operations required by a corporate integrity agreement and other settlement terms, and the financial impact thereof,

•	our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates,

•	our ability to complete acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including HCP, or to expand our operations and services to markets outside the United States,

•	the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all,

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements,

•	the risk that the cost of providing services under HCP’s agreements may exceed our compensation,

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact HCP’s business, revenue and profitability,

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business, or

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Patient service revenues	$2,151,972	$1,929,802	$8,307,195	$7,351,902
Less: Provision for uncollectible accounts	(76,821)	(67,950)	(293,546)	(235,218)

Net patient service revenues	2,075,151	1,861,852	8,013,649	7,116,684
Capitated revenues	767,362	436,442	2,987,315	481,336
Other revenues	220,696	179,559	763,086	588,260

Total net revenues	3,063,209	2,477,853	11,764,050	8,186,280

Operating expenses and charges:
Patient care costs and other costs	2,127,832	1,707,459	8,198,377	5,583,549
General and administrative	318,827	273,773	1,176,485	889,879
Depreciation and amortization	139,474	109,278	528,737	341,969
Provision for uncollectible accounts	1,216	805	4,852	4,339
Equity investment income	(8,319)	(8,063)	(34,558)	(16,377)
Loss contingency reserve and other legal settlements	—	6,545	397,000	85,837
Contingent earn-out obligation adjustment	—	—	(56,977)	—

Total operating expenses and charges	2,579,030	2,089,797	10,213,916	6,889,196

Operating income	484,179	388,056	1,550,134	1,297,084
Debt expense	(107,609)	(98,032)	(429,943)	(288,554)
Debt refinancing charges	—	(8,901)	—	(10,963)
Other income, net	3,450	1,039	4,787	3,737

Income from continuing operations before income taxes	380,020	282,162	1,124,978	1,001,304
Income tax expense	135,747	97,902	381,013	359,845

Income from continuing operations	244,273	184,260	743,965	641,459
Discontinued operations:
Loss from operations of discontinued operations, net of tax	—	(460)	(139)	(222)
Gain on disposal of discontinued operations, net of tax	—	—	13,375	—

Net income	244,273	183,800	757,201	641,237
Less: Net income attributable to noncontrolling interests	(31,995)	(27,961)	(123,755)	(105,220)

Net income attributable to DaVita HealthCare Partners Inc.	$212,278	$155,839	$633,446	$536,017

Earnings per share:
Basic income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$1.01	$0.77	$2.95	$2.79

Basic net income per share attributable to DaVita HealthCare Partners Inc.	$1.01	$0.77	$3.02	$2.79

Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.99	$0.76	$2.89	$2.74

Diluted net income per share attributable to DaVita HealthCare Partners Inc.	$0.99	$0.75	$2.95	$2.74

Weighted average shares for earnings per share:
Basic	210,574,383	202,215,560	209,939,364	192,035,878

Diluted	215,154,029	206,941,970	214,763,887	195,942,160

Amounts attributable to DaVita HealthCare Partners Inc.:
Income from continuing operations	$212,278	$156,283	$620,197	$536,236
Discontinued operations	—	(444)	13,249	(219)

Net income	$212,278	$155,839	$633,446	$536,017

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(dollars in thousands)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Net income	$244,273	$183,800	$757,201	$641,237

Other comprehensive income (loss), net of tax:
Unrealized (losses) gain on interest rate swap and cap agreements:
Unrealized (losses) gain on interest rate swap and cap agreements	(1,414)	(100)	169	(6,204)
Reclassifications of net swap and cap agreements realized losses into net income	3,457	2,543	12,889	10,130
Unrealized gains on investments:
Unrealized gain on investments	933	155	2,300	1,541
Reclassification of net investment realized gains into net income	(396)	—	(490)	(75)
Foreign currency translation adjustments	(1,010)	388	(2,216)	(1,205)

Other comprehensive income	1,570	2,986	12,652	4,187

Total comprehensive income	245,843	186,786	769,853	645,424
Less: Comprehensive income attributable to noncontrolling interests	(31,995)	(27,961)	(123,755)	(105,220)

Comprehensive income attributable to DaVita HealthCare Partners Inc.	$213,848	$158,825	$646,098	$540,204

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Year ended December 31,
	2013	2012
Cash flows from operating activities:
Net income	$757,201	$641,237
Adjustments to reconcile net income to cash provided by operating activities:
Loss contingency reserve	397,000	—
Depreciation and amortization	528,119	343,908
Stock-based compensation expense	59,998	45,384
Tax benefits from stock award exercises	46,898	88,964
Excess tax benefits from stock award exercises	(36,197)	(62,036)
Deferred income taxes	(25,380)	43,765
Equity investment income, net	2,872	3,384
Other non-cash (income) charges and loss on disposal of assets	(31,351)	30,390
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(59,640)	(47,673)
Inventories	(8,971)	4,052
Other receivables and other current assets	(108,434)	51,730
Other long-term assets	17,731	(1,775)
Accounts payable	16,666	40,878
Accrued compensation and benefits	38,368	18,476
Other current liabilities	78,817	11,083
Income taxes	33,499	(129,948)
Other long-term liabilities	66,145	19,029

Net cash provided by operating activities	1,773,341	1,100,848

Cash flows from investing activities:
Additions of property and equipment, net	(617,597)	(550,146)
Acquisitions	(310,394)	(4,294,077)
Proceeds from asset and business sales	62,258	3,559
Purchase of investments available for sale	(12,445)	(3,935)
Purchase of investments held-to-maturity	(1,039)	(7,418)
Proceeds from sale of investments available for sale	4,158	7,211
Proceeds from maturities of investments held-to-maturity	1,376	14,530
Purchase of intangible assets	(3,696)	(2,182)
Distributions received on equity investments	497	8

Net cash used in investing activities	(876,882)	(4,832,450)

Cash flows from financing activities:
Borrowings	66,286,097	43,248,175
Payments on long-term debt, contingent earn-out obligations and other financing costs	(66,724,104)	(39,343,268)
Distributions to noncontrolling interests	(139,326)	(113,504)
Stock award exercises and other share issuances, net	16,423	6,647
Excess tax benefits from stock award exercises	36,197	62,036
Contributions from noncontrolling interests	36,996	37,395
Proceeds from sales of additional noncontrolling interests	8,295	1,664
Purchases from noncontrolling interests	(3,569)	(26,761)

Net cash (used in) provided by financing activities	(482,991)	3,872,384
Effect of exchange rate changes on cash and cash equivalents	(967)	(786)

Net increase in cash and cash equivalents	412,501	139,996
Cash and cash equivalents at beginning of the year	533,748	393,752

Cash and cash equivalents at end of the year	$946,249	$533,748

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	December 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$946,249	$533,748
Short-term investments	6,801	7,138
Accounts receivable, less allowance of $237,143 and $245,122	1,485,163	1,424,303
Inventories	88,805	78,126
Other receivables	349,090	265,671
Other current assets	176,414	201,572
Income tax receivable	10,315	52,345
Deferred income taxes	409,441	324,147

Total current assets	3,472,278	2,887,050
Property and equipment, net of accumulated depreciation of $1,778,259 and $1,522,183	2,189,411	1,872,370
Intangibles, net of accumulated amortization of $483,773 and $304,323	2,024,373	2,128,118
Equity investments	40,686	35,150
Long-term investments	79,557	59,341
Other long-term assets	79,598	79,854
Goodwill	9,212,974	8,952,750

	$17,098,877	$16,014,633

LIABILITIES AND EQUITY
Accounts payable	$435,465	$414,143
Other liabilities	464,422	563,365
Accrued compensation and benefits	603,013	566,911
Medical payables	287,452	238,964
Loss contingency reserve	397,000	—
Current portion of long-term debt	274,697	233,042

Total current liabilities	2,462,049	2,016,425
Long-term debt	8,141,231	8,326,534
Other long-term liabilities	371,010	443,743
Alliance and product supply agreement, net	9,327	14,657
Deferred income taxes	812,419	715,657

Total liabilities	11,796,036	11,517,016
Commitments and contingencies
Noncontrolling interests subject to put provisions	697,300	580,692
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 213,163,248 shares issued and outstanding at December 31, 2013; 269,724,566 shares issued and 210,997,150 shares outstanding at December 31, 2012)	213	270
Additional paid-in capital	1,070,922	1,208,665
Retained earnings	3,363,989	3,731,835
Treasury stock, at cost (58,727,416 shares at December 31, 2012)	—	(1,162,336)
Accumulated other comprehensive loss	(2,645)	(15,297)

Total DaVita HealthCare Partners Inc. shareholders’ equity	4,432,479	3,763,137
Noncontrolling interests not subject to put provisions	173,062	153,788

Total equity	4,605,541	3,916,925

	$17,098,877	$16,014,633

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2013
	December 31, 2013	September 30, 2013	December 31, 2012
1. Consolidated Financial Results:
Consolidated net revenues	$3,063	$3,000	$2,478	$11,764
Operating income	$484.2	$377.1	$388.1	$1,550.1
Operating income margin	15.8%	12.6%	15.7%	13.2%
Operating income excluding a contingent earn-out obligation adjustment, a loss contingency reserve, an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions, transaction expenses associated with the acquisition of HCP and a legal settlement and related expenses(1)	$484.2	$481.8	$407.6	$1,897.9
Operating income margin excluding a contingent earn-out obligation adjustment, a loss contingency reserve, an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions, transaction expenses associated with the acquisition of HCP and a legal settlement and related expenses(1)	15.8%	16.1%	16.4%	16.1%
Income from continuing operations attributable to DaVita HealthCare Partners Inc.	$212.3	$136.6	$156.3	$620.2
Income from continuing operations attributable to DaVita HealthCare Partners Inc. excluding a contingent earn-out obligation adjustment, a loss contingency reserve, transaction expenses associated with the acquisition of HCP, debt refinancing charges and a legal settlement and related expenses, which are all net of related tax(1)	$212.3	$211.0	$173.8	$817.6
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.99	$0.64	$0.76	$2.89
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. excluding a contingent earn-out obligation adjustment, a loss contingency reserve, transaction expenses associated with the acquisition of HCP, debt refinancing charges and a legal settlement and related expenses, which are all net of related tax(1)	$0.99	$0.98	$0.84	$3.81
Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc(1)	$237.1	$235.7	$191.3	$915.1
Adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.(1)	$1.10	$1.10	$0.92	$4.26
2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated net revenues(2)	10.4%	10.2%	11.0%	10.0%
Consolidated effective tax rate	35.7%	37.3%	34.7%	33.9%
Consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	39.0%	42.5%	38.5%	38.0%

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2013
	December 31, 2013	September 30, 2013	December 31, 2012
3. Summary of Segment Financial Results:
Net revenues
Net dialysis and related lab services revenues	$2,007	$1,983	$1,831	$7,764
Net HCP revenues	829	803	477	3,196
Net ancillary services and strategic initiatives revenues	242	226	178	852

Total net segment revenues	3,078	3,012	2,486	11,812
Elimination of intersegment revenues	(15)	(12)	(8)	(48)

Total net consolidated revenues	$3,063	$3,000	$2,478	$11,764

Operating income
Dialysis and related lab services operating income	$412	$308	$362	$1,212
HCP operating income	98	98	67	385
Other – Ancillary services and strategic initiatives, including international dialysis operations operating losses	(9)	(8)	(14)	(39)

Total segment operating income	501	398	415	1,558
Reconciling items:
Contingent earn-out obligation adjustment	—	—	—	57
Corporate support and related long-term incentive compensation	(17)	(13)	(14)	(57)
Transaction expenses and the adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions	—	(8)	(13)	(8)

Consolidated operating income	$484	$377	$388	$1,550

Dialysis and Related Lab Services
Revenue:
Patient services revenues	$2,076	$2,052	$1,894	$8,033
Provision for uncollectible accounts	(72)	(72)	(66)	(281)

Net patient service operating revenues	2,004	1,980	1,828	7,752
Other revenues	3	3	3	12

Total net operating revenues	$2,007	$1,983	$1,831	$7,764

Operating expenses:
Patient care cost	$1,325	$1,311	$1,220	$5,117
General and administrative	180	180	163	694
Depreciation and amortization	93	89	83	356
Equity investment income	(3)	(3)	(3)	(12)
Loss contingency reserve and a legal settlement and related expenses	—	97	7	397

Total operating expenses	1,595	1,674	1,469	6,552

Segment operating income	$412	$308	$362	$1,212

HCP
Revenue:
HCP capitated revenues	$752	$731	$419	$2,920

Patient services revenues	63	61	36	232
Provision for uncollectible accounts	(4)	(3)	(2)	(12)

Net patient service operating revenues	59	58	34	220

Other revenues	18	14	24	56

Total net operating revenues	$829	$803	$477	$3,196

Operating expenses:
Patient care cost	$616	$605	$344	$2,405
General and administrative	78	67	47	270
Depreciation and amortization	43	39	24	159
Equity investment income	(6)	(6)	(5)	(23)

Total operating expenses	731	705	410	2,811

Segment operating income	$98	$98	$67	$385

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2013
	December 31, 2013	September 30, 2013	December 31, 2012
4. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	6,106,166	6,034,647	5,736,776	23,637,584
Number of treatment days	79.6	79.0	79.5	313.1
Treatments per day	76,711	76,388	72,161	75,495
Per day year over year increase	6.3%	7.3%	9.1%	7.3%
Non-acquired growth year over year	4.7%	5.5%	4.7%	5.0%
Normalized non-acquired growth year over year	5.2%	5.4%	4.4%	5.1%
Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$340.04	$339.99	$330.16	$339.83
Per treatment increase (decrease) from previous quarter	0.0%	0.3%	(0.5%)	—
Per treatment increase from previous year	3.0%	2.4%	0.5%	2.4%
Percent of net consolidated revenues	65.2%	65.8%	73.7%	65.7%
Expenses
Patient care costs
Percent of total segment operating revenues	66.0%	66.1%	66.6%	65.9%
Per treatment	$216.89	$217.21	$212.58	$216.48
Per treatment (decrease) increase from previous quarter	(0.1%)	0.7%	(0.7%)	—
Per treatment increase from previous year	2.0%	1.5%	1.8%	1.5%
General and administrative expenses
Percent of total segment operating revenues	9.0%	9.1%	8.9%	8.9%
Per treatment	$29.50	$29.85	$28.41	$29.38
Per treatment (decrease) increase from previous quarter	(1.2%)	5.0%	2.5%	—
Per treatment increase (decrease) from previous year	3.8%	7.7%	(2.5%)	3.0%
Accounts receivable
Net receivables	$1,173	$1,105	$1,169	$—
DSO	55	52	59	—
Provision for uncollectible accounts as a percentage of net revenues	3.5%	3.5%	3.5%	3.5%
5. HCP Business Metrics:
Capitated membership
Total	764,000	760,000	724,000	—
Member months	2,288,300	2,236,700	1,422,600	8,973,400
Capitated revenues by sources
Commercial revenues	$183	$176	$112	$715
Senior revenues	550	539	298	2,137
Medicaid revenues	19	16	9	68

Total capitated revenues	$752	$731	$419	$2,920

Other
Total care dollars under management(1)	$1,045	$1,037	$614	$4,122
Ratio of operating income to total care dollars under management	9.4%	9.4%	10.9%	9.3%
Full time clinicians	1,120	1,098	1,079	—
IPA primary care physicians	3,119	2,999	1,806	—

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2013
	December 31, 2013	September 30, 2013	December 31, 2012
6. Cash Flow:
Operating cash flow	$354.2	$733.1	$200.2	$1,773.3
Operating cash flow, last twelve months	$1,773.3	$1,619.4	$1,100.8	—
Free cash flow(1)	$205.2	$643.2	$82.6	$1,365.5
Free cash flow, last twelve months(1)	$1,365.5	$1,243.0	$715.3	—
Capital expenditures:
Routine maintenance/IT/other	$109.4	$55.4	$86.1	$268.5
Development and relocations	$108.7	$85.7	$85.1	$349.1
Acquisition expenditures	$75.6	$82.7	$3,875.0	$310.4
7. Debt and Capital Structure:
Total debt(3)	$8,434	$8,460	$8,576
Net debt, net of cash and cash equivalents(3)	$7,488	$7,489	$8,042
Leverage ratio (see calculation on page 12)	3.06x	3.16x	3.5x
Overall weighted average effective interest rate during the quarter	4.87%	4.87%	4.93%
Overall weighted average effective interest rate at end of the quarter	4.86%	4.86%	4.73%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	4.18%	4.18%	4.02%
Fixed and economically fixed interest rates as a percentage of our total debt(4)	60%	60%	45%
Fixed and economically fixed interest rates, including our interest rate cap agreements, as a percentage of our total debt(4)	93%	93%	59%
8. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2 at the end of the quarter	98%	98%	98%
Dialysis patients with arteriovenous fistulas placed	72%	72%	71%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	Consolidated percentages of revenues are comprised of the dialysis and related lab services business, HCP’s business and other ancillary services and strategic initiatives, and in case of general and administrative expenses, includes other certain corporate support and related long-term incentive compensation, transaction expenses associated with the acquisition of HCP and an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions.
(3)	The reported balance sheet amounts at December 31, 2013, September 30, 2013, and December 31, 2012, exclude $17.7 million, $18.6 million and $21.5 million, respectively, of debt discounts associated with our Term Loan B and Term Loan B-2.
(4)	The Term Loan B and Term Loan B-2 are subject to LIBOR floors of 1.50% and 1.00%, respectively. Because actual LIBOR, for all periods presented above, was lower than either of these embedded LIBOR floors, the interest rates on the Term Loan B and the Term Loan B-2 are set at their respective floors. At such time as the actual LIBOR-based variable component of our interest rate exceeds 1.50% on the Term Loan B and 1.00% on the Term Loan B-2, we will then be subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan B, as well as for the Term Loan B-2. However, we are limited to a maximum rate of 2.50% on $1.25 billion of outstanding principal debt on the Term Loan B and $1.49 billion of outstanding principal debt on the Term Loan B-2 as a result of interest rate cap agreements. The remaining $448 million outstanding principal balance of the Term Loan B is subject to LIBOR-based interest rate volatility above a floor of 1.50%. The remaining $149 million outstanding principal balance of the Term Loan B-2 is subject to LIBOR-based interest rate volatility above a floor of 1.00%.

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Year ended December 31, 2013
Income from continuing operations attributable to DaVita HealthCare Partners Inc.	$633,446
Income taxes	381,013
Interest expense	397,847
Depreciation and amortization	528,737
Loss contingency reserve	397,000
Noncontrolling interests and equity investment income, net	126,627
Stock-based compensation	59,998
Other	(13,200)

“Consolidated EBITDA”	$2,511,468

December 31, 2013
Total debt, excluding debt discount of $17.7 million	$8,433,603
Letters of credit issued	70,553

8,504,156
Less: Cash and cash equivalents	(826,295)

Consolidated net debt	$7,677,861

Last twelve months “Consolidated EBITDA”	$2,511,468

Leverage ratio	3.06x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 5.00 to 1.00 as of December 31, 2013. At that date the Company’s leverage ratio did not exceed 5.00 to 1.00.

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands except for per share data)

1. Income from continuing operations and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. excluding a loss contingency reserve, a contingent earn-out obligation adjustment, transaction expenses associated with the acquisition of HCP, debt refinancing charges and a legal settlement and related expenses, which are all net of related tax.

We believe that income from continuing operations attributable to DaVita HealthCare Partners Inc. excluding a loss contingency reserve, a contingent earn-out obligation adjustment, transaction expenses associated with the acquisition of HCP, debt refinancing charges and a legal settlement and related expenses, which are all net of related tax, enhances a user’s understanding of our normal income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. for these periods by providing a measure that is meaningful because it excludes unusual amounts that include a loss contingency reserve related to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations, an adjustment to HCP’s contingent earn-out obligation, transaction expenses associated with the acquisition of HCP, debt refinancing charges related to the amendment of our credit agreement and the repayment of our Term Loan A-2, a legal settlement and related expenses associated with a legal settlement that we reached to settle federal program claims relating to our historical Epogen practices and accordingly, is comparable to prior periods and indicative of consistent income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered as an alternative to income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.

Income from continuing operations attributable to DaVita HealthCare Partners Inc. excluding a loss contingency reserve, a contingent earn-out obligation adjustment, transaction expenses associated with the acquisition of HCP, debt refinancing charges and a legal settlement and related expenses, which are all net of related tax:

	Three months ended			Year ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Income from continuing operations attributable to DaVita HealthCare Partners Inc.	$212,278	$136,628	$156,283	$620,197	$536,236
Add (Subtract):
Loss contingency reserve	—	97,000	—	397,000	—
Contingent earn-out obligation adjustment	—	—	—	(56,977)	—
Transaction expenses associated with the acquisition of HCP	—	—	12,982	—	30,753
Debt refinancing charges	—	—	8,901	—	10,963
Legal settlement and related expenses	—	—	6,545	—	85,837
Less: Related income tax	—	(22,650)	(10,945)	(142,650)	(51,149)

	$212,278	$210,978	$173,766	$817,570	$612,640

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES – (continued)

(unaudited)

(dollars in thousands except for per share data)

Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. excluding a loss contingency reserve, a contingent earn-out obligation adjustment, transaction expenses associated with the acquisition of HCP, debt refinancing charges and a legal settlement and related expenses, which are all net of related tax:

	Three months ended			Year ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.99	$0.64	$0.76	$2.89	$2.74
Add (Subtract):
Loss contingency reserve	—	0.34	—	1.18	—
Contingent earn-out obligation adjustment	—	—	—	(0.26)	—
Transaction expenses associated with the acquisition of HCP	—	—	0.04	—	0.10
Debt refinancing charges	—	—	0.02	—	0.03
Legal settlement and related expenses	—	—	0.02	—	0.26

	$0.99	$0.98	$0.84	$3.81	$3.13

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES – (continued)

(unaudited)

(dollars in thousands except for per share data)

In addition, we have excluded amortization of intangible assets associated with acquisitions from our adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. and from our adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. as we believe this presentation enhances a user’s understanding of our operating results for these periods by providing a different reflection of the Company’s operating performance since it excludes the amortization of intangible assets that relate to the remeasurement of acquired intangible assets associated with our acquisitions to fair value, and accordingly is indicative of consistent income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.

Adjusted income from continuing operations and adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc., further adjusted to exclude the amortization of intangible assets associated with acquisitions:

	Three months ended			Year ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc.	$212,278	$210,978	$173,766	$817,570	$612,640
Add:
Amortization of intangible assets associated with acquisitions for the dialysis and ancillary operations	6,802	6,769	6,525	27,280	26,439
Amortization of intangible assets associated with acquisitions for the HCP operations	33,919	33,230	21,923	133,599	21,923
Related income tax	(15,881)	(15,319)	(10,953)	(63,387)	(19,393)

	$237,118	$235,658	$191,261	$915,062	$641,609

Adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.99	$0.98	$0.84	$3.81	$3.13
Add:
Amortization of intangible assets per share associated with acquisitions for the dialysis and ancillary operations, net of tax	0.02	0.02	0.02	0.08	0.08
Amortization of intangible assets per share associated with acquisitions for the HCP operations, net of tax	0.09	0.10	0.06	0.37	0.07

	$1.10	$1.10	$0.92	$4.26	$3.28

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Operating income excluding a pre-tax loss contingency reserve, a pre-tax contingent earn-out obligation adjustment, pre-tax transaction expenses associated with the acquisition of HCP, a pre-tax legal settlement and related expenses and an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions.

We believe that operating income excluding a pre-tax loss contingency reserve, a pre-tax contingent earn-out obligation adjustment, pre-tax transaction expenses associated with the acquisition of HCP, a pre-tax legal settlement and related expenses and an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions enhances a user’s understanding of our normal operating income for these periods by providing a measure that is meaningful because it excludes unusual amounts that include a loss contingency reserve related to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations, an adjustment for HCP’s contingent earn-out obligation, transaction expenses associated with the acquisition of HCP, legal settlement and related expenses to settle federal program claims relating to our historical Epogen practices and an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions that was established as a receivable to offset any potential tax liabilities, and accordingly, is comparable to prior periods and indicative of consistent operating income. This measure is not a measure of financial performance under GAAP and should not be considered as an alternative to operating income.

Operating income excluding a pre-tax loss contingency reserve, a pre-tax contingent earn-out obligation adjustment, pre-tax transaction expenses associated with the acquisition of HCP, a pre-tax legal settlement and related expenses and an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions:

	Three months ended			Year ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Operating income	$484,179	$377,074	$388,056	$1,550,134	$1,297,084
Add (Subtract):
Loss contingency reserve	—	97,000	—	397,000	—
Contingent earn-out obligation adjustment	—	—	—	(56,977)	—
Transaction expenses associated with the acquisition of HCP	—	—	12,982	—	30,753
Legal settlement and related expenses	—	—	6,545	—	85,837
Adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions	—	7,721	—	7,721	—

Adjusted operating income	$484,179	$481,795	$407,583	$1,897,878	$1,413,674

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Effective Income Tax Rates

We believe that reporting the effective income tax rate attributable to DaVita HealthCare Partners Inc. as well as the adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc., excluding a loss contingency reserve, a contingent earn-out obligation adjustment and an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions, enhances an investor’s understanding of DaVita HealthCare Partners Inc.’s effective income tax rate and DaVita HealthCare Partners Inc.’s adjusted effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities, unusual amounts that include a loss contingency reserve related to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations, a contingent earn-out obligation adjustment and an income tax adjustment which is offset by a corresponding reduction in a tax asset associated with the HCP acquisition escrow provisions that was established as a receivable to offset any potential tax liabilities, and is meaningful to an investor to fully understand the related income tax effects on DaVita HealthCare Partners Inc.’s operating results. These are not measures under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita HealthCare Partners Inc. is as follows:

	Three months ended			Year ended December 31, 2013
	December 31, 2013	September 30, 2013	December 31, 2012
Income from continuing operations before income taxes	$380,020	$270,766	$282,162	$1,124,978

Income tax expense	$135,747	$100,930	$97,902	$381,013

Effective income tax rate	35.7%	37.3%	34.7%	33.9%

	Three months ended			Year ended December 31, 2013
	December 31, 2013	September 30, 2013	December 31, 2012
Income from continuing operations before income taxes	$380,020	$270,766	$282,162	$1,124,978
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(32,020)	(33,310)	(28,036)	(124,262)

Income before income taxes attributable to DaVita HealthCare Partners Inc.	$348,000	$237,456	$254,126	$1,000,716

Income tax expense	135,747	100,930	$97,902	$381,013
Less: Income tax attributable to noncontrolling interests	(25)	(102)	(75)	(507)

Income tax attributable to DaVita HealthCare Partners Inc.	$135,722	$100,828	$97,827	$380,506

Effective income tax rate attributable to DaVita HealthCare Partners Inc.	39.0%	42.5%	38.5%	38.0%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

Adjusted effective income tax rates attributable to DaVita HealthCare Partners Inc. excluding a loss contingency reserve, the contingent earn-out obligation adjustment, and the adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions:

	Three months ended			Year ended December 31, 2013
	December 31, 2013	September 30, 2013	December 31, 2012
Income from continuing operations before income taxes	$380,020	$270,766	$282,162	$1,124,978
Add: Loss contingency reserve	—	97,000	—	397,000
Less: Contingent earn-out obligation adjustment	—	—	—	(56,977)
Add: Adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions	—	7,721	—	7,721

	380,020	375,487	282,162	1,472,722
Less: Noncontrolling owners’ income primarily attributable to non- tax paying entities	(32,020)	(33,310)	(28,036)	(124,262)

Adjusted income before income taxes attributable to DaVita HealthCare Partners Inc.	$348,000	$342,177	$254,126	$1,348,460

Income tax expense	$135,747	$100,930	$97,902	$381,013
Add: Income taxes attributable to loss contingency reserve	—	22,650	—	142,650
Income tax adjustment attributable to a reduction in a tax asset associated with the HCP acquisition escrow provisions	—	7,721	—	7,721
Less: Income tax attributable to noncontrolling interests	(25)	(102)	(75)	(507)

Adjusted income tax attributable to DaVita HealthCare Partners Inc.	$135,722	$131,199	$97,827	$530,877

Adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc.	39.0%	38.3%	38.5%	39.4%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow

Free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita HealthCare Partners Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Year ended December 31, 2013
	December 31, 2013	September 30, 2013	December 31, 2012
Cash provided by operating activities	$354,187	$733,128	$200,235	$1,773,341
Less: Distributions to noncontrolling interests	(39,590)	(34,530)	(31,526)	(139,326)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	314,597	698,598	168,709	1,634,015
Less: Expenditures for routine maintenance and information technology	(109,402)	(55,407)	(86,065)	(268,499)

Free cash flow	$205,195	$643,191	$82,644	$1,365,516

	Rolling 12-Month Period
	December 31, 2013	September 30, 2013	December 31, 2012
Cash provided by operating activities	$1,773,341	$1,619,389	$1,100,848
Less: Distributions to noncontrolling interests	(139,326)	(131,262)	(113,504)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	1,634,015	1,488,127	987,344
Less: Expenditures for routine maintenance and information technology	(268,499)	(245,162)	(271,995)

Free cash flow	$1,365,516	$1,242,965	$715,349

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

5. Total care dollars under management

In California, as a result of our managed care administrative services agreement with hospitals, HCP does not assume the direct financial risk for institutional (hospital) services, but is responsible for managing the care dollars associated with both the professional (physician) and institutional services being provided for the Per Member Per Month (PMPM) fee attributable to both professional and institutional services. In those cases, HCP recognizes the surplus of institutional revenue less institutional expense as HCP net revenue. In addition to revenues recognized for financial reporting purposes, HCP measures its total care dollars under management, which includes the Per Member Per Month (PMPM) fee payable to third parties for institutional (hospital) services where HCP manages the care provided to its members by the hospitals and other institutions, which are not included in GAAP revenues. HCP uses total care dollars under management as a supplement to GAAP revenues as it allows HCP to measure profit margins on a comparable basis across both the global capitation model (where HCP assumes the full financial risk for all services, including institutional services) and the risk sharing models (where HCP operates under managed care administrative services agreements where HCP does not assume the full risk). HCP believes that presenting amounts in this manner is useful because it presents its operations on a unified basis without the complication caused by models that HCP has adopted in its California market as a result of various regulations related to the assumption of institutional risk. Total care dollars under management is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation or as a substitute for revenues calculated in accordance with GAAP. Total care dollars under management includes PMPM payments to third parties that are recorded net of expenses in our accounting records. The following table reconciles total care dollars under management to medical revenues to the periods indicated. “Total care dollars under management” is a non-GAAP measure.

	Three months ended			Year ended December 31, 2013
	December 31, 2013	September 30, 2013	November 1, 2012 Through December 31, 2012
Medical revenues	$810,553	$788,449	$453,838	$3,140,465
Less: Risk share revenue, net	(41,288)	(32,917)	(15,762)	(134,533)
Add: Institutional capitation amounts	275,380	281,857	175,651	1,115,790

Total care dollars under management	$1,044,645	$1,037,389	$613,727	$4,121,722